Exhibit 32.1
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report on Form 10-Q of Harris Corporation (“Harris”) for the quarter ended September 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, William M. Brown, Chairman, President and Chief Executive Officer of Harris, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris as of the dates and for the periods expressed in the Report.

Date: October 26, 2018	/s/ William M. Brown
	Name:	William M. Brown
	Title:	Chairman, President and Chief Executive Officer